CGSH Draft:  11/14/96












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                          SALOMON INC

                              TO

                        CITIBANK, N.A.
                                        Trustee

               ---------------------------------

                 NINTH SUPPLEMENTAL INDENTURE
                 Dated as of November   , 1996



    Supplemental to Indenture dated as of December 1, 1988



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


          This Ninth Supplemental Indenture (the "Supplemental
Indenture") is made and entered into as of November   , 1996 between
Salomon Inc, a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as amended by the First Supplemental Indenture dated September 7, 1990, the Second Supplemental Indenture thereto dated June 12, 1991, the Third Supplemental Indenture thereto dated July 1, 1992, the Fourth Supplemental Indenture thereto dated October 29, 1992, the Fifth Supplemental Indenture thereto dated December 14, 1993, the Sixth Supplemental Indenture thereto dated December 29, 1994, the Seventh Supplemental Indenture thereto dated February 1, 1996 and the Eighth Supplemental Indenture thereto dated May 8, 1996 between the Company and the Trustee (as amended to the date hereof, the "Indenture").

          WHEREAS, the parties hereto previously entered into the Indenture to provide for the issuance and sale by the Company from time to time of its Senior Debt Securities (the "Debt Securities"); and

          WHEREAS, Sections 1101(2), (5) and (6) of the Indenture provide that the Company, when authorized by a Board Resolution, and the Tr ustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, (a) to add to the covenants of the Company, for the benefit of all or any series of Debt Securities and the Coupons, if any, pertaining thereto (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), (b) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon (as such terms are defined in the Indenture) of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply and (c) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by Section 201 and 301 of the Indenture; and

          WHEREAS, the Company has duly authorized the creation of a series of its Debt Securities denominated its " % Exchangeable Notes Due February 1, 2001" representing up to of its "Debt Exchangeable for Common StockSM" (such Debt Securities being referred to herein as the "DECSSM"), the principal amount of which is mandatorily exchangeable at Maturity into Common Shares, par value $1.00 per share (the "Cincinnati Bell Common Shares"), of Cincinnati Bell Inc. an Ohio corporation ("Cincinnati Bell"), or, at the option of the Company under certain circumstances, cash, in either case at the Exchange Rate (as defined herein) and/or other securities or cash as described here in; and

          WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

          WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the DECS, when executed by the Company and authenticated and delivered hereunder and duly issued by the

Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE:

          For and in consideration of the premises and purchase of the Debt Securities of any series issued hereunder by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities of any such series, as follows:


                               ARTICLE I
               Certain Provisions of General Application

          SECTION 1.01. Definitions.

          For all purposes of the Indenture and this Supplemental
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article;

          (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

          "Adjustment Event" has the meaning set forth in Section
2.04(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "Cincinnati Bell Common Shares" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Closing Price" of any security on any date of determination means (a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (b) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (c) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market of the National Association of Securities Dealers, Inc. Automated Quotation System, (d) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (e) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for this purpose by the Company.

          "Current Market Price" means, as of any date of determination, the average Closing Price per Cincinnati Bell Common Share on the 20 Trading Days immediately prior to the date of determination; provided, however, that if there are not 20 Trading Days for the Cincinnati Bell Common Shares occurring after the 60th calendar day immediately prior to, but not including, such date, the Current Market Price shall be determined as the market value per Cincinnati Bell Common Share as of such date as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

          "DECS" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Dilution Event" has the meaning set forth in Section
2.05(a)(ii).

          "Exchange Rate" means a rate equal to (a) if the Maturity Price is greater than or equal to $ (the "Threshold Appreciation Price"), Cincinnati Bell Common Shares per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one Cincinnati Bell Common Share per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one Cincinnati Bell Common Share per DECS; provided, however, that the Exchange Rate is subject to adjustment from time to time pursuant to
Section 2.04(a).

          "Initial Price" means $ per Cincinnati Bell Common Share.

          "Maturity Price" means the average Closing Price per Cincinnati Bell Common Share on the 20 Trading Days immediately prior to, but not including, the date of Maturity, which price shall be determined by the Company and notified to the Trustee; provided, however, that if there are not 20 Trading Days for the Cincinnati Bell Common Shares occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Maturity Price means the market value per Cincinnati Bell Common Share as of Maturity as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

          "NYSE" means the New York Stock Exchange, Inc.

          "Ordinary Cash Dividend" has the meaning set forth in subparagraph (b)(5) of Section 2.04.

          "Ordinary Share Dividend" has the meaning set forth in subparagraph (b)(5) of Section 2.04.

          "Reported Securities" has the meaning set forth in subparagraph (b)(3) of Section 2.04.

          "Share Components" means the ratios of Cincinnati Bell
Common Shares per DECS specified in clauses (a), (b)(ii) and (c) of the definition of "Exchange Rate" set forth in this Article.

          "Threshold Appreciation Price" has the meaning specified in the definition of "Exchange Rate" set forth in this Article.

          "Trading Day" means a Business Day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          "Transaction Value" means (a) for any cash received in any Adjustment Event, the amount of cash received per Cincinnati Bell Common Share, (b) for any Reported Securities received in any Adjustment Event, an amount equal to (x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to Maturity multiplied by (y) the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 2.04) received per Cincinnati Bell Common Share and (c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per Cincinnati Bell Common Share on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; provided, however, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities, Transaction Value with respect to such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted) received per Cincinnati Bell Common Share and (ii) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted) received per Cincinnati Bell Common Share. For purposes of calculating Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

          SECTION 1.02. Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 1.03. Successors and Assigns.

          All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.04. Separability.

          In case any provision in this Supplemental Indenture or the DECS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.05. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

          SECTION 1.06. Benefits of Supplemental Indenture.

          Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the DECS any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 1.07. Application of Supplemental Indenture.

          This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the DECS. This Supplemental Indenture shall have no effect on any other Debt Securities, whether originally issued prior to the date hereof or thereafter.

          SECTION 1.08. Governing Law.

          THIS SUPPLEMENTAL INDENTURE AND THE DECS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DECS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                              ARTICLE II
                               The DECS

          SECTION 2.01. Title and Terms.

          There is hereby created under the Indenture a series of Debt Securities known and designated as the " % Exchangeable Notes Due February 1, 2001" of the Company. The aggregate principal amount of DECS that may be authenticated and delivered under this Indenture is limited to $ , except for DECS authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other DECS pursuant to Section 304, 305, 306, 1106 or 1308 of the Indenture.

          The Stated Maturity for payment of principal of the DECS shall be February 1, 2001 and the DECS shall bear interest at the rate of % per annum, from the date of original issuance or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (commencing February 1, 1997), to the persons in whose names the DECS (or any predecessor securities) are registered at the close of business on the fifteenth day of the calendar month immediately preceding such interest payment date, until principal thereof is paid or made available for payment.

          The DECS shall be issuable in denominations of $[the Initial Price] and any integral multiple thereof.

          The DECS shall not be issued as Discount Securities.

          The DECS shall be initially issued in the form of a Global Security and the Depositary for the DECS shall be the Depository Trust Company, New York, New York.

          The DECS shall be issuable as Registered Securities only, without coupons.

          The Company shall not be obligated to pay any additional amount on the DECS in respect of taxes, except as otherwise provided in Sections 2.06 and 3.02.

          The form of DECS attached hereto as Exhibit A is hereby adopted, pursuant to Section 1101(6) of the Indenture, as a form of Debt Securities of a series that consists of DECS.

          The DECS shall be mandatorily exchangeable as provided in
Section 2.02.

          SECTION 2.02. Exchange at Maturity.

          Subject to Sections 2.04(b) and (c), at Maturity the principal amount of each DECS shall be mandatorily exchanged by the Company into a number of Cincinnati Bell Common Shares at the Exchange Rate; provided, however, that, pursuant to Section 2.03, no fraction of a Cincinnati Bell Common Share shall be issued. The Holders of the DECS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may, at its option, in lieu of delivering Cincinnati Bell Common Shares, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the number of Cincinnati Bell Common Shares otherwise deliverable on the date of Maturity multiplied by the Maturity Price; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the Cincinnati Bell Common Shares that would otherwise be deliverable. In determining the amount of cash deliverable in exchange for the DECS in lieu of Cincinnati Bell Common Shares pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.

          SECTION 2.03. No Fractional Shares.

          If more than one DECS shall be surrendered for exchange pursuant to Section 2.02 at one time by the same Holder, the number of full Cincinnati Bell Common Shares which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS surrendered. No fractional shares or scrip representing fractional Cincinnati Bell Common Shares shall be issued or delivered upon any exchange pursuant to Section 2.02 of any DECS. In lieu of any fractional Cincinnati Bell Common Share which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional share at the Maturity Price. The Company shall, upon such exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional Cincinnati Bell Common Shares deliverable upon such exchange, and the Company shall retain such fractional Cincinnati Bell Common Share.

          SECTION 2.04. Adjustment of Exchange Rate.

          (a) Adjustment for Distributions, Reclassifications, etc. The Exchange Rate shall be subject to adjustment from time to time as follows:

               (i) If Cincinnati Bell shall:

               (A) pay a dividend (other than an Ordinary Share
          Dividend) or make a distribution, in either case, with respect to Cincinnati Bell Common Shares in such shares;

               (B) subdivide or split the outstanding Cincinnati Bell Common Shares into a greater number of shares;

               (C) combine the outstanding Cincinnati Bell Common
          Shares into a smaller number of shares; or

               (D) issue by reclassification (other than a reclassification pursuant to clause (ii), (iii), (iv) or (v) of the definition of Adjustment Event in paragraph (b) of this Section) of Cincinnati Bell Common Shares any common shares of Cincinnati Bell;

     then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a Holder of any DECS shall be entitled to receive, upon mandatory exchange pursuant to Section 2.02 of the principal amount of such DECS at Maturity, the number of Cincinnati Bell Common Shares (or, in the case of a reclassification referred to in clause (D) of this sentence, the number of other common shares of Cincinnati Bell issued pursuant thereto) which such Holder of such DECS would have owned or been entitled to receive immediately following such event had such DECS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Cincinnati Bell Common Shares entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

               (ii) If Cincinnati Bell shall, after the date hereof, issue rights or warrants to all holders of Cincinnati Bell Common Shares entitling them to subscribe for or purchase Cincinnati Bell Common Shares (other than rights to purchase Cincinnati Bell Common Shares pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the Current Market Price of Cincinnati Bell Common Shares on the Business Day next following the record date for the determination of holders of Cincinnati Bell Common Shares entitled to receive such rights or warrants, then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date for the issuance of such rights or warrants by a fraction, of which the numerator shall be (A) the number of Cincinnati Bell Common Shares outstanding on the record date for the issuance of such rights or warrants, plus (B) the number of additional Cincinnati Bell Common Shares offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be
     (x) the number of Cincinnati Bell Common Shares outstanding on the record date for the issuance of such rights or warrants, plus
     (y) the number of additional Cincinnati Bell Common Shares which the aggregate offering price of the total number of Cincinnati Bell Common Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price, which number of additional shares shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of holders of Cincinnati Bell Common Shares entitled to receive such rights or warrants. To the extent that such rights or warrants expire prior to the Maturity of the DECS and Cincinnati Bell Common Shares are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Cincinnati Bell Common Shares actually delivered pursuant to such rights or warrants. Each such adjustment shall be made successively.

               (iii) Any Cincinnati Bell Common Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding Cincinnati Bell Common Shares under paragraph (a)(ii) of this Section.

               (iv) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a Cincinnati Bell Common Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this paragraph
     (a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to paragraph (a)(i) or
     (a)(ii) of this Section, an adjustment shall also be made to the Maturity Price as such term is used throughout the definition of Exchange Rate set forth in Section 1.01. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the cumulative number or fraction determined under paragraphs (a)(i) and/or (a)(ii) of this Section by which the original Exchange Rate was multiplied to adjust such rate. In the case of the reclassification of any Cincinnati Bell Common Shares into any common shares of Cincinnati Bell other than Cincinnati Bell Common Shares, such common shares shall be deemed Cincinnati Bell Common Shares solely to determine the Maturity Price and to apply the Exchange Rate at Maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively.

          (b) Other Adjustment Events. In the event of (i) any dividend or distribution by Cincinnati Bell to all holders of Cincinnati Bell Common Shares of evidences of its indebtedness or other assets (excluding any Ordinary Share Dividends and other dividends or distributions referred to in clause (A) of paragraph
(a)(i) of this Section, any common shares issued pursuant to a reclassification referred to in clause (D) of paragraph (a)(i) of this Section and any Ordinary Cash Dividends or any issuance by Cincinnati Bell to all holders of Cincinnati Bell Common Shares of rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in paragraph
(a)(ii) of this Section), (ii) any consolidation or merger of Cincinnati Bell with or into another entity (other than a merger or consolidation in which Cincinnati Bell is the continuing corporation and in which the Cincinnati Bell Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of Cincinnati Bell or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of Cincinnati Bell as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of Cincinnati Bell with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of Cincinnati Bell (any such event, an "Adjustment Event"), the property receivable by Holders of DECS at Maturity shall be subject to adjustment from time to time as follows:

               (1) Each Holder of a DECS will receive at Maturity, in
     lieu of or (in the case of an Adjustment Event described in clause (i) of this paragraph (b)) in addition to, each Cincinnati Bell Common Share that it would otherwise receive as required by
     Section 2.02, cash in an amount equal to (A) if the Maturity Price is greater than or equal to the Threshold Appreciation
     Price,    multiplied by the Transaction Value, (B) if the
     Maturity Price is less than the Threshold Appreciation Price but greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value.

               (2) Following an Adjustment Event, the Maturity Price, as such term is used throughout the definition of Exchange Rate and in subparagraph (b)(1) above, shall be deemed to equal (A) the Maturity Price of the Cincinnati Bell Common Shares, as adjusted pursuant to the provisions of paragraph (a)(iv) of this Section, plus (B) the Transaction Value.

               (3) Notwithstanding the foregoing, with respect to any securities received in such Adjustment Event (A)(i) that are listed on a United States national securities exchange, (ii) that are reported on a United States national securities system subject to last sale reporting, (iii) that are traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) that are either (x) perpetual equity securities or (y) non-perpetual equity securities or debt securities with a stated maturity after the Stated Maturity ("Reported Securities"), the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Securities received in an Adjustment Event, determined in accordance with subparagraph (b)(1), deliver a number of such Reported Securities with a value equal to such cash amount, as determined in accordance with clause (b) of the definition of Transaction Value set forth in Section 1.01; provided, however, that (i) if such option is exercised, the Company shall deliver Reported Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event, (ii) the Company may not exercise such option if the Company has elected to deliver cash in lieu of Cincinnati Bell Common Shares, if any, deliverable upon Maturity or if such Reported Securities have not yet been delivered to the holders entitled thereto following such

     Adjustment Event or any record date with respect thereto and
     (iii) subject to clause (ii) of this proviso, the Company must exercise such option if the Company does not elect to deliver cash in lieu of Cincinnati Bell Common Shares, if any, deliverable upon Maturity. If the Company elects to deliver Reported Securities, each Holder of a DECS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (b) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

               (4) The amount of cash and/or the kind and number of securities into which the DECS shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs
     (a) and (b) of this Section with respect to Cincinnati Bell Common Shares and Cincinnati Bell.

               (5) For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Cincinnati Bell Common Shares paid in cash to the extent that the amount of such dividend, together with (i) the aggregate amount of all other dividends on the Cincinnati Bell Common Shares paid in cash plus
     (ii) the aggregate value of all Ordinary Share Dividends on Cincinnati Bell Common Shares (with Ordinary Share Dividends valued at the Current Market Price of Cincinnati Bell Common Shares on the record date for such dividend) during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the Cincinnati Bell Common Shares over such 365-day period. The term "Ordinary Share Dividend" means, with respect to any calendar quarter, any dividend with respect to Cincinnati Bell Common Shares paid in such shares to the extent that the value of such dividend, together with (i) the aggregate amount of all dividends on the Cincinnati Bell Common Shares paid in cash plus (ii) the aggregate value of all other dividends on Cincinnati Bell Common Shares paid in such shares (with each share dividend valued at the Current Market Price of Cincinnati Bell Common Shares on the record date for such dividend) during such calendar quarter, does not exceed on a per share basis 0.4% of the average of the Closing Prices of the Common Shares over such calendar quarter. For purposes of this subparagraph (b)(5), any dividend, whether in cash or shares, shall be deemed to be paid as of the record date for such dividend.

          SECTION 2.05. Notice of Adjustments and Certain Other
Events.

          (a) Whenever the Exchange Rate is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

               (i) forthwith compute the adjusted Exchange Rate (or Transaction Value) in accordance with Section 2.04 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

               (ii) within ten Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to Section 2.04(a) (each, a "Dilution Event") or an Adjustment Event that permits or requires a change in the consideration to be received by Holders pursuant to
     Section 2.04(b) (or, in any case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding DECS of the occurrence of such Dilution Event or Adjustment Event including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per DECS; provided, however, that in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 2.04(a)(iv) in order to determine which clause of the definition of the Exchange Rate will apply at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

          (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

               (i) Cincinnati Bell shall declare a dividend (or any other distribution) on or in respect of the Cincinnati Bell Common Shares to which Section 2.04(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Cincinnati Bell that constitute Ordinary Cash Dividends);

               (ii) Cincinnati Bell shall authorize the issuance to all holders of Cincinnati Bell Common Shares of rights or warrants to subscribe for or purchase Cincinnati Bell Common
     Shares or of any other subscription rights or warrants;

               (iii) there shall occur any conversion or reclassification of Cincinnati Bell Common Shares (other than a subdivision or combination of such outstanding Cincinnati Bell Common Shares) or any consolidation, merger or reorganization to which Cincinnati

     Bell is a party and for which approval of any shareholders of Cincinnati Bell is required, or the sale or transfer of all or substantially all of the assets of Cincinnati Bell; or

               (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Cincinnati Bell;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least eight days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of Cincinnati Bell Common Shares of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective. Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to Cincinnati Bell and the Cincinnati Bell Common Shares.

          (c) On or prior to four Business Days preceding the Stated Maturity of the DECS, the Company shall provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 2.02, Cincinnati Bell Common Shares or cash (and/or, in accordance with Section 2.04(b), cash or Reported Securities) upon the mandatory exchange of the principal amount of the DECS. After the close of business on the Business Day immediately preceding the Stated Maturity of the DECS, the Company shall notify the Trustee in writing of the number of Cincinnati Bell Common Shares and/or Reported Securities, or the amount of cash to be paid per DECS.

          SECTION 2.06. Taxes.

          (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Cincinnati Bell Common Shares (or Reported Securities) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Cincinnati Bell Common Shares (or Reported Securities) in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

               (i) to treat, for U.S. federal income tax purposes, each DECS as a forward purchase contract to purchase Cincinnati Bell Common Shares at Maturity (including as a result of acceleration or otherwise) (the "forward purchase contract characterization"), under the terms of which contract (a) at the time of issuance of the DECS the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the DECS to assure the fulfillment of the Holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the DECS as compensation to the Holder for the Company's use of such cash deposit during the term of the DECS, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of Cincinnati Bell Common Shares that the Holder is entitled to receive at that time pursuant to the terms of the DECS (subject to the Company's right to deliver cash in lieu of the Cincinnati Bell Common Shares);

               (ii) to treat, consistent with the above characterization, (x) amounts paid to the Company in respect of the original issue of a DECS as allocable in their entirety to the amount of the cash deposit attributable to such DECS, and (y) amounts denominated as interest that are payable with respect to the DECS as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with its method of accounting; and

               (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the forward purchase contract characterization (unless required otherwise by an applicable taxing authority).

          SECTION 2.07. Delivery of Securities upon Maturity.

          All Cincinnati Bell Common Shares and Reported Securities deliverable to Holders upon the Maturity of the DECS shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such securities to Holders and otherwise in the manner customary at such time for delivery of such securities and securities of the same type.

                              ARTICLE III
                               Covenants

          SECTION 3.01. Shares Free and Clear.

          With respect to the DECS only and for the benefit of only the holders thereof, the Company covenants and warrants that upon exchange of a DECS at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a DECS shall receive valid title to the Cincinnati Bell Common Shares (and, in the event an Adjustment Event has occurred, the Reported Securities) for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances whatsoever. Except as provided in Section 2.06(a), the Company shall pay all taxes and charges with respect to the delivery of Cincinnati Bell Common Shares (and Reported Securities) delivered in exchange for DECS hereunder. In addition, the Company further warrants that any Cincinnati Bell Common Shares (and Reported Securities) delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Cincinnati Bell or the issuer of such Reported Securities).

          Section 3.02. Discharge of Indenture.

          With respect to the DECS only and for the benefit of only the holders thereof, the Company surrenders all rights and powers conferred on it by subclause (B)(ii) or (iii) of clause (1) of Section 401 of the Indenture. With respect to the DECS only and for the benefit of only the holders thereof, the Company shall have the right to discharge the Indenture pursuant to and in accordance with the remaining provisions of Section 401 of the Indenture if, instead of depositing with the Trustee Currency, the Company deposits Cincinnati Bell Common Shares, Reported Securities and/or cash sufficient to pay and discharge the entire indebtedness on the DECS for principal and interest to the date of Stated Maturity.


                              ARTICLE IV
                             Miscellaneous

          SECTION 4.01. Confirmation of Indenture.

          The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 4.02. Concerning the Trustee.

          The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                          -----------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      SALOMON INC


                                      By:
                                         ---------------------------
                                         Name:
                                         Title:



Attest:
       ---------------------
       Name:
       Title:

                                      CITIBANK, N.A., as Trustee


                                      By:
                                         ---------------------------
                                         Name:
                                         Title:

Attest:
       ---------------------
       Name:
       Title:

STATE OF NEW YORK            )
                             )      SS.:
COUNTY OF NEW YORK           )

          On the day of       , 1996, before me personally came        ,
to me known, who, being by me duly sworn, did depose and say that
she/he is the       of SALOMON INC, one of the corporations
described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.



                                             ------------------------
                                                  Notary Public


SEAL




STATE OF NEW YORK            )
                             )    SS.:
COUNTY OF NEW YORK           )

          On the day of       , 1996, before me personally came       ,
to me known, who, being by me duly sworn, did depose and say that
he is the        of CITIBANK, N.A., one of the corporations described in
and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                             ------------------------
                                                  Notary Public


SEAL

                                                             Exhibit A

          This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



NO.---------------                           CUSIP NO. 79549 B 867

                        [Form of Face of DECS]

                              SALOMON INC

                                        DECS SM
                (Debt Exchangeable for Common Stock SM)

                 % Exchangeable Note Due February 1, 2001

         (Subject to Exchange at Maturity into Common Shares,
          Par Value $1.00 Per Share, of Cincinnati Bell Inc.)

          Salomon Inc, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum
of           Dollars (or $     for each Debt Exchangeable for Common
Stock (each, a "DECS") represented by this note) on February 1, 2001 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing February 1, 1997, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the fifteenth day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue for the period from and after such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than ten days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed and not deemed impracticable by the Trustee, and upon such notice as may be required by such exchange.

          At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of common shares, par value $1.00 per share (the "Cincinnati Bell Common Shares"), of Cincinnati Bell Inc. ("Cincinnati Bell") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $ (the "Threshold Appreciation
Price"),             Cincinnati Bell Common Shares per DECS, (b) if the
Maturity Price is less than the Threshold Appreciation Price but is greater than $ (the "Initial Price"), (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one Cincinnati
Bell Common Share per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and
(c) if the Maturity Price is less than or equal to the Initial Price, one Cincinnati Bell Common Share per DECS. ACCORDINGLY, THE VALUE OF THE CINCINNATI BELL COMMON SHARE TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT THAT MAY BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. Any Cincinnati Bell Common Shares delivered by the Company to the Holders of the DECS that are not affiliated with Cincinnati Bell shall be free of any transfer restrictions, and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional Cincinnati Bell Common Shares will be issued at Maturity as provided in the Indenture.

          The Company may at its option, in lieu of delivering Cincinnati Bell Common Shares, deliver cash in an amount equal to the value of such number of Cincinnati Bell Common Shares at the Maturity Price as provided in the Indenture; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the Cincinnati Bell Common Shares that would otherwise be deliverable.

          Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and
(ii) in the case of certain adjustment events, the consideration received by Holders of DECS at Maturity will be Cincinnati Bell Common Shares, other securities and/or cash, each as provided in the Indenture.

          The "Maturity Price" is defined as the average Closing Price per Cincinnati Bell Common Share on the 20 Trading Days immediately prior to (but not including) the date of Maturity or, under certain circumstances, the market value per Cincinnati Bell Common Share as of the date of Maturity as determined by a nationally recognized investment banking firm retained for this purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or
(v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for this purpose by the Company. A "Trading Day" is defined as a Business Day on which the security the Closing Price of which is being determined
(i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

          Interest on this DECS will be payable, and delivery of Cincinnati Bell Common Shares (or, at the Company's option, cash in an amount equal to the value of such Cincinnati Bell Common Shares and/or such other consideration as permitted or required herein) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, in The City of New York and payment of interest on (and, if the Company elects not to deliver Cincinnati Bell Common Shares and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

          ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE
REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS
THOUGH FULLY SET FORTH IN THIS PLACE.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

          IN WITNESS WHEREOF, Salomon Inc has caused this instrument to be duly executed under its corporate seal.


Dated:                                           SALOMON INC


                                                 --------------------
                                                 Name:
                                                 Title:


Attest:
Name:


                TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned
Indenture.

                                    CITIBANK, N.A., as Trustee


                                    By:
                                       ------------------------------
                                            Authorized Officer

                       [Form of Reverse of DECS]

                              SALOMON INC

               % Exchangeable Note Due February 1, 2001

         (Subject to Exchange at Maturity into Common Shares,
          Par Value $1.00 Per Share, of Cincinnati Bell Inc.)

          This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, which
series is limited in aggregate principal amount to $        , all such Debt
Securities issued and to be issued under an indenture dated as of
December 1, 1988, as supplemented by the First Supplemental Indenture dated September 7, 1990, the Second Supplemental Indenture thereto dated June 12, 1991, the Third Supplemental Indenture thereto dated
July 1, 1992, the Fourth Supplemental Indenture thereto dated October
29, 1992, the Fifth Supplemental Indenture thereto dated December 14,
1993, the Sixth Supplemental Indenture thereto dated December 29,
1994, the Seventh Supplemental Indenture thereto dated February 1,
1996, the Eighth Supplemental Indenture thereto dated May 8, 1996 and
the Ninth Supplemental Indenture thereto dated November   , 1996 (as
so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and Citibank, N.A., as trustee
(herein called the "Trustee", which term includes any successor
Trustee under the Indenture), pursuant to which the Company has designated Citibank, N.A. as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt
Securities and of the Company, and the terms upon which the Debt
Securities are and are to be authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S.
Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a
series of the Debt Securities designated as   % Exchangeable Notes Due
February 1, 2001.

          The DECS may not be redeemed and are not entitled to the benefit of any sinking fund.

          The provisions contained in the Indenture for defeasance of the Company's obligations upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS. Certain provisions contained in the Indenture pertaining to satisfaction and discharge of the entire principal of all the Debt Securities of any series upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS. The

Ninth Supplemental Indenture provides that the Company may under certain circumstances discharge its obligations under the Indenture by delivering to the Trustee Cincinnati Bell Common Shares, other securities and/or cash.

          If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Cincinnati Bell Common Shares (or, at the Company's option, cash and/or such other consideration as permitted or required herein), all in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this DECS.

          No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain capitalized terms used in this DECS but not defined herein have the meanings set forth in the Indenture.

          THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                             ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM     -  as tenants in      UNIF GIFT MIN  -      Custodian
               common                             (Cust)          (Minor)
                                               Under Uniform Gifts
TEN ENT     -  as tenants by                   to Minors Act
               the entireties
                                               ------------------------------
JT TEN      -  as joint                                    (State)
               tenants with
               right of
               survivorship
               and not as
               tenants in
               common


               Additional abbreviations may also be used
                    though not in the above list.

               ----------------------------------------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



Please insert Social Security
or Taxpayer I.D. or other
Identifying Number of Assignee

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Please Print or Type Name and Address Including Postal Zip Code of Assignee

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the within DECS and all rights thereunder, hereby irrevocably constituting and appointing

                                                                   attorney
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to transfer said DECS on the books of Salomon Inc with full power of substitution in the premises.



Dated:
      ---------------------               ----------------------------------
                                          Signature


                                          ----------------------------------
                                          NOTICE:  The signature to this
                                          assignment must correspond with
                                          the name as it appears upon the
                                          face of the within DECS in
                                          every particular, without
                                          alteration or enlargement or
                                          any change whatsoever.